Exhibit 5.1

NEW YORK | PALO ALTO | SAN FRANCISCO | TEL AVIV | TYSONS CORNER | WASHINGTON, D.C.

RIMON, P.C.

245 PARK AVENUE, 24TH FLOOR, NEW YORK, NY 10167 P: 800.930.7271 212.363.0270

www.rimonlaw.com

March 21, 2012

VIA ELECTRONIC TRANSMISSION

Felafel Corp.

c/o Idan Karako

27 Bet Hillel Street, Unit 18

Tel Aviv Israel 67017

RE:     Felafel Corp.; Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the post-effective amendment to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Felafel Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on March 22, 2012. The Registration Statement relates to the offer and sale by the selling stockholders named in the Registration Statement of up to 2,000,000 shares of common stock, par value $0.0001 per share (collectively, the “Common Stock”), of the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on our examination mentioned above, we are of the opinion that the shares of Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

NEW YORK | PALO ALTO | SAN FRANCISCO | TEL AVIV | TYSONS CORNER | WASHINGTON, D.C.

RIMON, P.C.

245 PARK AVENUE, 24TH FLOOR, NEW YORK, NY 10167 P: 800.930.7271 212.363.0270

www.rimonlaw.com

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very Truly Yours,
/s/
Rimon Law Group, P.C.